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                                                     February 18, 2005


Ainsworth Lumber Co. Ltd.
Ainsworth Engineered Corp.
Ainsworth Engineered (USA), LLC
Ainsworth Engineered Canada Limited Partnership
c/o    Ainsworth Lumber Co. Ltd.
       3194 Bentall Four
       1055 Dunsmuir Street
       Vancouver, British Columbia
       Canada V7X 1L3

                           Re:      Ainsworth Lumber Co. Ltd.
                                    Registration Statement on Form F-4

Ladies and Gentlemen:

         We have acted as special United States counsel to Ainsworth Lumber Co. Ltd., a corporation organized under the laws of British Columbia (the "Company"), in connection with the public offering of US$275,000,000 aggregate principal amount of the Company's 7 1/4% Senior Notes due October 1, 2012 (the "New Fixed Rate Notes") and US$175,000,000 aggregate principal amount of the Company's Senior Floating Rate Notes due October 1, 2010 (the "New Floating Rate Notes", and together with the New Fixed Rate Notes, the "Exchange Notes"). The Exchange Notes are to be fully and unconditionally guaranteed (the "Guarantees") by each of Ainsworth Engineered Corp., an unlimited liability company organized under the laws of the province of Nova Scotia which is a wholly-owned subsidiary of the Company, Ainsworth Engineered (USA), LLC, a Delaware limited liability corporation which is a wholly-owned subsidiary of the Company and Ainsworth Engineered Canada Limited Partnership, a British Columbia Limited Partnership which is a wholly-owned subsidiary of the Company (together, the "Guarantors"). The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for

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Ainsworth Lumber Co. Ltd.
February 18, 2005
Page 2

a like principal amount of the Company's issued and outstanding 7 1/4% Senior Notes due October 1, 2012 (the "Original Fixed Rate Notes") and US$175,000,000 aggregate principal amount of the Company's Senior Floating Rate Notes due October 1, 2010 (the "New Floating Rate Notes" and together with the New Fixed Rate Notes, the "Original Notes"). The Original Notes were, and the Exchange Notes will be, issued under the Indenture, dated as of September 22, 2004 (the "Indenture"), between the Company, Ainsworth Engineered Corp. and The Bank of New York, as Trustee (the "Trustee"), as contemplated by the Exchange and Registration Rights Agreement, dated as of September 22, 2004 (the "Registration Rights Agreement"), by and among the Company, Ainsworth Engineered Corp. and Deutsche Bank Securities Inc. and Goldman, Sachs & Co. as initial purchasers of the Original Notes, as supplemented by the First Supplemental Indenture, dated as of September 22, 2004, among the Company, the Guarantors and the Trustee (the "Indenture Supplement", and the Indenture, as so supplemented, the "Supplemented Indenture"). The Exchange Notes and the Guarantees are being registered pursuant to the registration statement of the Company and the Guarantors, on Form F-4 (File No. 333-119812) relating thereto, filed with the Securities and Exchange Commission (the "Commission") on October 19, 2004 under the Securities Act of 1933, as amended (the "Act"), and Amendment No. 1 to such registration statement, filed with the Commission on February 18, 2005 (such registration statement, as so amended at the time it became effective, including exhibits thereto being hereafter referred to as the "Registration Statement").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

         (a)      the Registration Statement;

         (b)      an executed copy of the Registration Rights Agreement;

         (c)      executed copies of the Indenture and the Indenture Supplement;

         (d) the Form T-1 of the Trustee filed as an Exhibit to the Registration Statement; and

         (e)      the Form of the Exchange Notes.

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Ainsworth Lumber Co. Ltd.
February 18, 2005
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         We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. To the extent our opinions set forth below relate to the enforceability of the choice of New York law and choice of New York forum provisions of the Indenture and the Exchange Notes and the Guarantees, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law Sections 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others and of public officials.

         With your permission, for purposes of the opinion expressed herein, we have assumed that the Exchange Notes will be duly authenticated by the Trustee in the manner provided in the Indenture.

         For purposes of the opinions expressed herein, we note that we are not qualified to render opinions as to the laws of British Columbia and Nova Scotia, do not express any opinions with respect to such laws and, at your request, have relied, without independent investigation, as to matters of such laws, solely upon the opinions of Borden Ladner Gervais LLP, British Columbia counsel to the Company, and Stewart McKelvey Stirling Scales, Nova Scotia counsel to Ainsworth Engineered Corp., as set forth in Exhibits 5.2 and 5.3 to the Registration Statement. Insofar as such opinions are subject to limitations, qualifications, exceptions and assumptions set forth therein, our opinions are subject to such limitations, qualifications, exceptions and assumptions.

         We do not express any opinion as to the enforceability of the provisions of the Indenture, the Exchange Notes or the Guarantees providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under the

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Ainsworth Lumber Co. Ltd.
February 18, 2005
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Indenture, the Exchange Notes or the Guarantees from a court judgment in another currency.

         We do not express any opinion as to any laws other than those laws, rules and regulations of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated in connection with the Exchange Offer and the federal laws of the United States of America to the extent referred to specifically herein. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect the opinion set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

         Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Supplemented Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor pursuant to the terms of the Exchange Offer, (1) the Exchange Notes will constitute the valid and binding obligations of the Company entitled to the benefits of the Supplemented Indenture and enforceable against the Company in accordance with their terms, and (2) the Guarantees will constitute the valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their respective terms, in each case, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). We do not express any opinion, however, as to whether (i) the execution, delivery or performance by the Company of the Supplemented Indenture and the Exchange Notes, or (ii) the execution, delivery or performance by the Guarantors of the Guarantees, will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries, including the Guarantors.

         In rendering the opinions set forth above, we have assumed that the execution and delivery by the Company of the Indenture and the Exchange Notes, the execution and delivery by the Guarantors of the Indenture Supplement and the Guarantees and the performance by the Company and the Guarantors of their respective obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or the Guarantors or any of their

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February 18, 2005
Page 5

respective properties is subject, except that we do not make this assumption for those agreements and instruments which have been identified to us by the Company as being material to it and which are listed as exhibits to the Registration Statement.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the "Commission") as an exhibit to the Registration Statement filed with the Commission in connection with the Exchange Offer. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission.



                                    Very truly yours,


                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP